DIMON Incorporated
Page 1
EXHIBIT 99.1

DIMON Incorporated Tel: 434 792 7511 512 Bridge Street Post Office Box 681 Danville, VA 24543-0681 USA
FOR IMMEDIATE RELEASE	Contact:	Ritchie L. Bond
(434) 791-6952
October 30, 2002

DIMON Holds Annual Shareholder Meeting

Danville, VA – DIMON Incorporated (NYSE: DMN) held its Annual Shareholder Meeting today at the Company’s corporate headquarters.  Directors elected to three-year terms expiring at the 2005 annual meeting were: Mr. Hans B. Amell, Mr. Brian J. Harker, Mr. James E. Johnson, Jr., and Mr. Joseph L. Lanier, Jr.

DIMON Incorporated is the world’s second largest dealer of leaf tobacco with operations in more than 30 countries. For more information on DIMON, visit the Company’s website at www.dimon.com.

# # #

-5-